UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2014

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 16, 2014, the Company appointed Francis (Frank) T. Joyce as Treasurer and Chief Financial Officer of the Company.

Mr. Joyce, age 61, most recently was the chief financial officer of Mistras Group, Inc., a New York Stock Exchange company and a leading global provider of technology-enabled asset protection solutions used to evaluate the structural integrity and reliability of critical energy, industrial and public infrastructure. He served in this position from 2010 until September, 2013. Prior to Mistras Group, he served as chief financial officer from 2006 until 2009 for Macquarie Infrastructure Company LLC, a New York Stock Exchange infrastructure operation and investment company that provides services in the general aviation, bulk liquid storage, gas utility, district cooling and airport parking industries. Mr. Joyce also served as chief financial officer of IMAX Corporation, a New York Stock Exchange company, from 2001 until 2006, and from 1998 to 2001, he served as chief financial officer and treasurer of TheGlobe.com. Mr. Joyce is a CPA and started his career in public accounting at KPMG in New York. He received a B.S. in Accounting from the University of Scranton and an M.B.A. from Fordham University Graduate School of Business.

Mr. Joyce has entered into a 1-year employment agreement with the Company and thereafter will continue as an at-will employee. He will receive a base annual salary of $245,000 and a yearly bonus of up to 40% of his then existing base salary if certain Company-wide and individual performance targets are met. In connection with accepting the position with the Company, Mr. Joyce has been awarded 95,000 shares of restricted stock, which will vest in equal monthly installments over a 48-month period. He also will be eligible to participate in awards of restricted stock and stock options to the same extent as other senior executives of the Company. In addition, Mr. Joyce will receive relocation expenses in an amount not to exceed $12,500 and commuting expenses to cover his commute from New Jersey to Arizona for a period of time not to exceed three months. Mr. Joyce is entitled to certain severance benefits if he is terminated without cause after one year or in the event of a change of control.

The preceding description of Mr. Joyce’s employment agreement is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1.

Mr. Joyce has also entered into a confidentiality, non-interference and non-competition agreement with the Company, which, among other provisions, prohibits him from competing with the Company anywhere in North America or engaging in unfair competition with the Company. These prohibitions continue in effect for a period of 36 months after the time that he ceases to provide services to the Company.

The information contained in this report, and the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

10.1	Employment Agreement between The Joint Corp. and Francis T. Joyce dated December 12, 2014

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014.

The Joint Corp.

By	/s/ John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between The Joint Corp. and Francis T. Joyce dated December 12, 2014

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